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                          SHAMAN PHARMACEUTICALS, INC.

                            STOCK PURCHASE AGREEMENT


        This Stock Purchase Agreement (this "Agreement"), dated as of _________, is entered into by and between each of the parties who are designated as Purchasers on the signature page to this Agreement (each, a "Purchaser" and collectively, the "Purchasers") and Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company").

        The Company has offered to sell, and each of the Purchasers has agreed to purchase, the number of shares of the Company's Common Stock, $.001 par value per share, set forth opposite their names on Schedule I attached hereto (the "Shares") pursuant to a prospectus dated ____________ (the "Prospectus"). In connection therewith, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

        1. Purchase and Sale of Shares. Subject to the terms set forth herein, the Company agrees to sell the Shares to each of the Purchasers at a purchase price of $____ per share (the "Purchase Price") and to deliver such Shares on the Closing Date (as hereinafter defined), and upon the basis of the representations and warranties, and subject to the terms set forth herein, each of the Purchasers agrees, severally and not jointly, to purchase the number of Shares set forth opposite its name on Schedule I attached hereto from the Company for an amount equal to the Purchase Price multiplied by such number of Shares set forth in Schedule I (the "Total Purchase Price").

        2. Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place no later than 4:30 p.m., New York City time, on ________, or at such other time as the Company and the Purchasers may agree upon in writing (such time and date of the closing being referred to herein as the "Closing Date").

        3.  Representations and Warranties of the Company.

            3.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted,, to execute and deliver this Agreement, to issue and sell the Shares, and to carry out the provisions of this Agreement.

            3.2 Authorization. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the

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Company hereunder and the authorization, issuance (or reservation for issuance), sale, and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            3.3 Valid Issuance of Common Stock. The Shares that are being purchased by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, will be issued in compliance with all applicable federal and state securities laws and will be free of restriction on transfer other than under applicable state and federal securities laws.

        4.  Miscellaneous.

            a. This Agreement may be executed in two or more counterparts, and such counterparts shall constitute one and the same agreement.

            b. This Agreement shall inure to the benefit of and be binding upon the signatories hereto and no other person shall have any right or obligation hereunder. This Agreement may not be assigned by either party hereto.

            c. This Agreement, together with the schedules hereto, constitutes the complete agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing which is executed by the Company and the Purchasers.

            d. The Company and the Purchasers agree to cooperate with each other to deliver such additional documents and instruments and take such further actions as shall be necessary or appropriate under the terms of this Agreement to effectuate the transactions contemplated hereby.

        5. Governing Law. This Agreement shall be governed by the internal laws of the State of California, without giving effect to the conflict of laws principles thereof.


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        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first above written.

THE PURCHASERS:



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        (Name of Entity)


By:
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Title:
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SHAMAN PHARMACEUTICALS, INC.


By:
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Title:
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